Exhibit 3.35

STATE OF LOUISIANA

PARISH OF ORLEANS

ARTICLES OF ORGANIZATION

OF

FP DEVELOPMENT, L.L.C.

The undersigned does hereby form and organize a limited liability company, pursuant to the Limited Liability Company Law of Louisiana, La. R.S. 12:1301 et seq., and in accordance therewith adopts the following Articles of Organization, to-wit:

ARTICLE I

The name of this limited liability company is FP Development, L.L.C.

ARTICLE II

This limited liability company shall have perpetual existence; provided, however, that it shall be subject to dissolution in accordance with the written operating agreement of the limited liability company.

ARTICLE III

The purpose of this limited liability company is to engage in any lawful activity for which limited liability companies may be formed under the Louisiana Limited Liability Company Law, La. R.S. 12:1301 et seq.

ARTICLE IV

This limited liability company shall be managed by its member or members.

ARTICLE V

Persons dealing with this limited liability company may rely upon a certificate of JCC Holding Company, the sole initial member of this limited liability company, to establish the membership of any member, the authenticity of any records of this limited liability company, or the authority of any person to act on behalf of this limited liability company, including but not limited to the authority to take the actions referred to in La. R.S. 12:1318(B).

ARTICLE VI

In addition to the general authority of the member or members of this limited liability company to act on behalf of this limited liability company in all matters in the ordinary course of its business, which is hereby confirmed, the member or members of this limited liability company are hereby specifically authorized to act on behalf of this limited liability company as follows: (a) to enter into and carry out contracts and agreements of all kinds including but not limited to opening accounts at a bank or other financial institution; (b) to bring and defend actions at law or in equity; (c) to buy, acquire, sell, lease, convey, exchange, agree to sell or buy, dispose of, manage, lease or operate real or immovable property, personal or movable property, whether tangible, intangible, corporeal or incorporeal, including all property now owned or hereinafter acquired by this limited liability company, whether now or in the future, for such consideration as the member or members may deem appropriate, including for cash, credit, a combination of both or exchange of property rights, with such acts to contain such terms and conditions as the member or members may deem necessary, proper and/or advisable; (d) to borrow monies for the business of this limited liability company from any bank, financial institution, corporation, person or entity and guaranty the debts and obligations of any person or entity and from time to time make, execute and issue promissory notes and other negotiable or non-negotiable instruments, continuing guaranties or evidences of indebtedness, all to be on such terms and conditions and to contain such rates of interest and repayment terms as the member or members may deem necessary; (e) to assign, pledge, mortgage or grant security interests in or otherwise incumber any real or immovable property, personal or movable property, whether tangible, intangible, corporeal or incorporeal including all property now owned or hereinafter acquired by this limited liability company, whether now or in the future, and to execute and bind this limited liability company on any mortgage, assignment, security agreement, financing statement, pledges or any other document creating such encumbrances to secure the obligations of this limited liability company or any other person or entity with such documents to contain the usual and customary security clauses, including without limitation a confession of judgment, waiver of appraisal and pact de non alienando, all upon such terms and conditions as the member or members may deem proper; and (f) to do and perform all such other things as may be in furtherance of this limited liability company’s purpose and necessary or appropriate to the conduct of its business.

THUS DONE AND EXECUTED by the organizer on the 18th day of September, 1998, before the undersigned competent witnesses.

WITNESSES:

JOHN W. COLBERT, ORGANIZER

STATE OF LOUISIANA

PARISH OF ORLEANS

ARTICLES OF AMENDMENT

TO ARTICLES OF ORGANIZATION OF

FP DEVELOPMENT, L.L.C.

FP Development, L.L.C. a Louisiana limited liability company formed effective September 18, 1998, by virtue of those Articles of Organization filed with the Louisiana Secretary of State on September 21, 1998 and acting herein through its sole member, JCC Holding Company, a Delaware corporation, hereby certifies that an amendment to the Articles of Organization of this limited liability company was duly adopted by unanimous written consent of such sole member dated the 26th day of October, 1998. Said amendment amends and restates the Articles of Organization of this limited liability company in their entirety as follows:

ARTICLE I

The name of this limited liability company is FP Development, L.L.C.

ARTICLE II

This limited liability company shall have perpetual existence; provided, however, that it shall be subject to dissolution in accordance with the written operating agreement of the limited liability company.

ARTICLE III

The purpose of this limited liability company is to engage in any lawful activity for which limited liability companies may be formed under the Louisiana Limited Liability Company Law, La. R.S. 12:1301 et seq.

ARTICLE IV

This limited liability company shall be managed by its member or members.

ARTICLE V

Persons dealing with this limited liability company may rely upon a certificate of JCC Holding Company, the sole initial member of this limited liability company, to establish the membership of any member, the authenticity of any records of this limited liability company, or the authority of any person to act on behalf of this limited liability company, including but not limited to the authority to take the actions referred to in La. R.S. 12:1318(B).

ARTICLE VI

In addition to the general authority of the member or members of this limited liability company to act on behalf of this limited liability company in all matters in the ordinary course of its business, which is hereby confirmed, the member or members of this limited liability company are hereby specifically authorized to act on behalf of this limited liability company as follows: (a) to enter into and carry out contracts and agreements of all kinds including but not limited to opening accounts at a bank or other financial institution; (b) to bring and defend actions at law or in equity; (c) to buy, acquire, sell, lease, convey, exchange, agree to sell or buy, dispose of, manage, lease or operate real or immovable property, personal or movable property, whether tangible, intangible, corporeal or incorporeal, including all property now owned or hereinafter acquired by this limited liability company, whether now or in the future, for such consideration as the member or members may deem appropriate, including for cash, credit, a combination of both or exchange of property rights, with such acts to contain such terms and conditions as the member or members may deem necessary, proper and/or advisable; (d) to borrow monies for the business of this limited liability company from any bank, financial institution, corporation, person or entity and guaranty the debts and obligations of any person or entity and from time to time make, execute and issue promissory notes and other negotiable or non-negotiable instruments, continuing guaranties or evidences of indebtedness, all to be on such terms and conditions and to contain such rates of interest and repayment terms as the member or members may deem necessary; (e) to assign, pledge, mortgage or grant security interests in or otherwise incumber any real or immovable property, personal or movable property, whether tangible, intangible, corporeal or incorporeal including all property now owned or hereinafter acquired by this limited liability company, whether now or in the future, and to execute and bind this limited liability company on any mortgage, assignment, security agreement, financing statement, pledges or any other document creating such encumbrances to secure the obligations of this limited liability company or any other person or entity with such documents to contain the usual and customary security clauses, including without limitation a confession of judgment, waiver of appraisal and pact de non alienando, all upon such terms and conditions as the member or members may deem proper; and (f) to do and perform all such other things as may be in furtherance of this limited liability company’s purpose and necessary or appropriate to the conduct of its business.

ARTICLE VII

The ownership interests of the member or members of this limited liability company (the “Membership Interests”) are securities for purposes of Chapter 8 of the Louisiana Commercial Laws, La. R.S. §§ 10:8-101 et seq. (“Chapter 8”) and Chapter 9 of the Louisiana Commercial Laws, La. R.S. §§ 10:9-101 et seq. (“Chapter 9”). The designation of the Membership Interests as securities is made pursuant to La. R.S. §§ 10:8-103(c).

ARTICLE VIII

The Membership Interests in this limited liability company may, if the written operating agreement of this limited liability so provides, be represented by certificates of Membership Interest issued by this limited liability company. Any certificates of Membership Interest shall be subject to such restrictions and other provisions as are contained in the written operating agreement of this limited liability company and these articles of organization. Any Membership Interest in respect of which a certificate of Membership Interest has been issued is a certificated security for purposes of Chapters 8 and 9 of the Louisiana Commercial Laws.

(Signature Page To Follow)

THUS DONE AND EXECUTED by JCC Holding Company, the sole member and acting herein on behalf of this limited liability company, on the 26th day of October, 1998, before the undersigned competent witnesses.

WITNESSES:	FP DEVELOPMENT, L.L.C. a Louisiana limited liability company

	By:	JCC HOLDING COMPANY,

a Delaware corporation
	Its:	Sole Member

By:

Frederick W. Burford
	Its:	President

SECOND AMENDMENT TO THE ARTICLES OF ORGANIZATION

OF

FP DEVELOPMENT, L.L.C.

JCC Holding Company, the sole member of FP Development, L.L.C. (the “Company”), acting pursuant to Louisiana Revised Statutes 12:1309, hereby amends Article 1 of the Articles of Organization of the Company to read as follows:

The name of this limited liability company is JCC Fulton Development, L.L.C.

This Second Amendment to the Articles of Organization is executed by JCC Holding Company as the sole member of the FP Development, L.L.C. as of August 12th, 1999.

JCC Holding Company, Sole Member

By:

Frederick W. Burford, President and
Chief Executive Officer

ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF ORLEANS

BE IT KNOWN, that on this 12th day of August, 1999, before me, the undersigned Notary Public, duly commissioned and qualified, personally came and appeared Frederick W. Burford, President of JCC Holding Company, the sole member of FP Development, L.L.C., known to me to be the person who executed the above and foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that he executed the above and foregoing instrument of his free will, his own act and deed, and for the use and purpose therein expressed.

WITNESSES:

Frederick W. Burford

Notary Public

JCC FULTON DEVELOPMENT, LLC

March 3, 2004

Louisiana Secretary of State

PO Box 94125

Baton Rouge, LA 70804

Dear Sir/Madam:

Please be advised that pursuant to an Agreement and Plan of Merger dated January 22, 2004, JCC Holding Company was merged with and into JCC Holding Company II, LLC, with JCC Holding Company II, LLC as the surviving entity; therefore, JCC Holding Company II, LLC became the sole Member of JCC Fulton Development, LLC effective January 22, 2004. The address is One Harrah’s Court Las Vegas, NV 89119

By:

Angela P. Winter, Assistant Secretary of Harrah’s Operating Company, Inc., sole Member of JCC Holding Company II, LLC, sole Member of JCC Fulton Development, LLC